Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is entered into as of the ___ day of June, 2014, by and between PARK 288 INDUSTRIAL, L.L.C., a Texas limited liability company ("Landlord") and SHARPS COMPLIANCE INC. OF TEXAS, a Texas corporation ("Tenant").

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of January 30, 2009 (the "Lease Agreement") covering space in the building located at 2730 Reed Road, Houston, Texas 77051 (the "Building"), as more particularly described therein;

WHEREAS, the Lease Agreement has been previously amended by that certain First Amendment to Lease dated as of May 27, 2009, that certain Second Amendment to Lease dated effective as of June 16, 2009, and that certain Third Amendment to Lease dated as of January 25, 2010 (the Lease Agreement, as amended, the "Lease"), whereby Tenant currently leases from Landlord the entire rentable area in the Building, containing approximately 131,406 square feet (the "Leased Premises");

WHEREAS, the term of the Lease currently expires on April 30, 2015, and Tenant desires to extend the term of the Lease for a period of sixty-four (64) months to expire on August 31, 2020;

WHEREAS, subject to the terms and conditions set forth below, Landlord has agreed to extend the term of the Lease as set forth herein; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing the extension of the term of the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1.                   Lease Term.  The term of the Lease is hereby extended for a period of sixty-four (64) months to expire on August 31, 2020, unless sooner terminated in accordance with the terms of the Lease.  The period from May 1, 2015 through August 31, 2020 is referred to herein as the "Extended Term."

2.                   Base Rent.     From and after the date hereof and continuing through April 30, 2015, Tenant shall continue to pay Base Rent with respect to the Leased Premises in accordance with the terms of the Lease.  During the Extended Term, Tenant shall pay Base Rent for the Leased Premises as follows:

Period	Annual Base Rent	Monthly Installments of Base Rent
5/1/15 – 8/31/15	$0.00	$0.00
9/1/15 – 8/31/17	$630,748.80	$52,562.40
9/1/17 – 8/31/18	$646,517.52	$53,876.46
9/1/18 – 8/31/19	$662,286.24	$55,190.52
9/1/19 – 8/31/20	$678,054.96	$56,504.58

All such Base Rent shall be payable in accordance with the terms of the Lease.

3.                   Building Costs.  Tenant shall continue to pay (including during the period from May 1, 2015 through August 31, 2015) Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs, and Building Insurance Costs in accordance with the terms of the Lease.

4.                    Acceptance of Leased Premises.  Tenant acknowledges that Tenant currently occupies the Leased Premises and hereby accepts the Leased Premises, the Building and the Project in "as is" condition without relying upon any representation or warranty (express or implied) of Landlord or any representative of Landlord.  Landlord shall not be required to perform any leasehold improvements or provide any improvement allowance in connection with this Amendment.

5.                    Renewal Option.  Tenant shall continue to have the right to extend the term of the Lease, as extended hereby, for one additional period of five (5) years, subject to and in accordance with the terms of Addendum I to the Lease Agreement; provided that each reference contained therein to the "initial term" of the Lease shall mean the term of the Lease, as extended hereby.

6.                   Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than David R. David ("Tenant's Broker") and Transwestern ("Landlord's Broker") and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment.  Landlord agrees to pay a commission to Tenant's Broker and Landlord's Broker in connection with this Amendment pursuant to separate written agreements entered into between Landlord and such brokers.  Tenant agrees to indemnify and hold Landlord harmless from and against any liability or claim arising with respect to any brokers or agents other than Tenant's Broker claiming a commission by, through, or under Tenant in connection with this Amendment.

7.                    Defined Terms.  All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

8.                   Authority.  Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the State of Texas, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

9.                    Estoppel.  Tenant hereby represents, warrants and agrees that: (i) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (iii) Tenant has no current offset or defense to its performance or obligations under the Lease.  Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord's employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.

10.                 No Representations.  Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein or in the Lease and Tenant has not relied on any representations except as expressly set forth herein or in the Lease.

11.                Ratification of Lease.  Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified.  In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

12.                 Entire Agreement.  This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

13.                Successors and Assigns.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.                 Governing Law.  This Amendment shall be governed by the laws of the State of Texas.

15.                 Submission of Amendment Not Offer.  The submission by Landlord to Tenant of this Amendment for Tenant's consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance.  This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord, Tenant and Guarantor.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.

LANDLORD:

PARK 288 INDUSTRIAL, L.L.C., a Texas limited liability company

By:	TDC Park 288 L.P., a Delaware limited partnership,
its managing member

By:	TDC Park 288 GP, L.L.C., a Delaware limited
liability company, its general partner

By:	/s/ Carleton Riser
Name:	Carleton Riser
Title:	Authorized Signatory

TENANT:

SHARPS COMPLIANCE INC. OF TEXAS,
a Texas corporation

By:	/s/ Diana P. Diaz
Name:	Diana P. Diaz
Title:	VP & CFO

[Consent of Guarantor on Following Page]

CONSENT OF GUARANTOR

The undersigned, as the Guarantor (herein so called) under that certain Continuing Lease Guaranty dated of even date with the Lease (the "Guaranty"), hereby consents to and joins in the foregoing Amendment and hereby declares to and agrees with Landlord that (i) all of the obligations of the Guarantor under the Guaranty shall include the obligations of Tenant under the above Amendment, (ii) the obligations of Guarantor shall not be impaired or otherwise adversely affected by said Amendment, and (iii) the Guaranty is hereby ratified and confirmed in all respects.

Executed as of the date of the above Amendment.

GUARANTOR:

SHARPS COMPLIANCE CORP., a Delaware corporation

By:	/s/ Diana P. Diaz
Name:	Diana P. Diaz
Title:	VP & CFO